Exhibit (b)(1)

AMENDED AND RESTATED BYLAWS

OF

ALLIANZ FUNDS MULTI-STRATEGY TRUST

(Dated as of March 28, 2008)

ARTICLE 1

Agreement and Declaration of Trust and Principal Office

1.1 Principal Office of the Trust. A principal office of the Trust shall be located in New York, New York, or such other location as the Trustees may from time to time determine. The Trust may have other principal offices within or without The Commonwealth of Massachusetts as the Trustees may determine or as they may authorize.

1.2 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the “Declaration of Trust”), of Allianz Funds Multi-Strategy Trust (the “Trust”), the Massachusetts business trust established by the Declaration of Trust. Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

ARTICLE 2

Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the Shareholders.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President, the Secretary, or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours, or by telegram, telex or telecopy or other electronic transmission method at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone, voice mail or e-mail at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.4 Quorum. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Presence through Communications Equipment. Except as required by applicable law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE 3

Officers, Chairman of the Trustees

3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

3.2 Election. The President, the Treasurer and the Secretary shall be elected by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust (the “Independent Trustees”), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”). Vacancies in any office may be filled at any time.

3.3 Tenure. The President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any renewal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5 Chairman of the Trustees. There shall be an office of the Chairman of the Trustees, which shall serve on behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust’s investment adviser(s) and other service providers, as deemed necessary or appropriate.

In the event of the absence or disability of the Chairman of the Trustees, a majority of the Independent Trustees, subject to confirmation by a majority of the Trustees, may appoint one or more Independent Trustees to perform the duties of the Chairman of the Trustees.

The Independent Trustees may from time to time set the term of office of the Chairman of the Trustees. The Chairman of the Trustees shall hold office until his or her successor is chosen and qualified, or until, he or she sooner dies, resigns, or is removed, or becomes disqualified. The Chairman of the Trustees may be removed from such position at any time, with or without cause, by vote or consent of a majority of the Independent Trustees.

3.6 President; Vice President. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have the duties and powers as may be designated from time to time by the Trustees or the President.

3.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

3.9 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

3.10 Resignations; Removals. Any officer or Chairman of the Trustees may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees (if the resigning person is other than the Chairman of the Trustees), the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no person resigning or removed as an officer or the Chairman of the Trustees shall have any right to any compensation with respect to such position for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Committees

4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a committee of the Trustees (each a “Committee”) and providing for the conduct of its meetings or in the charter of such committee adopted by the Trustees, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

With respect to a Valuation or Dividend Committee of the Trustees, one or more of the Committee members shall constitute a quorum for the transaction of business.

Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings or in the charter of such committee adopted by the Trustees, the notice requirements set forth in Article 2, Section 2.3 of these Bylaws relating to special meetings of the Trustees shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation or Dividend Committee of the Trustees to send notice by telegram, telex or telecopy or other electronic means (including by telephone, voice message or e-mail) at least fifteen minutes before the meeting.

ARTICLE 5

Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year

6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer or the Board of Trustees, and the subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7

Seal

7.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word “Massachusetts,” together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer, or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

ARTICLE 9

Issuance of Share Certificates

9.1 Share Certificates. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time, but are not required to, authorize the issuance of share certificates. In that event, each Shareholder shall be entitled to a certificate stating the number of Shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of any share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 10

Provisions Relating to the Conduct of the Trust’s Business

10.1 Determination of Net Asset Value Per Share. The net asset value per share of each series and each class of Shares of the Trust shall be determined in accordance with the 1940 Act and any related procedures adopted or by the Trustees from time to time.

ARTICLE 11

Shareholders’ Voting Powers and Meetings

11.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1 of the Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as may be required by the 1940 Act, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 6 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to the termination of the Trust or any series or class of Shares to the extent and as provided in Article IX, Section 4 of the Declaration of Trust, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 8 of the Declaration of Trust, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share will be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series and (ii) when the Trustees have determined that the matter affects only the interests of one or more series or classes of Shares, then only Shareholders of such series or class shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a series or class are outstanding the Trustees may exercise all rights of Shareholders of that series or class with respect to matters affecting that series or class and may with respect to that series or class take any action required by law, the Declaration of Trust or these Bylaws to be taken by the Shareholders thereof.

Nothing in the Declaration of Trust or these Bylaws shall restrict the power of the Trustees to terminate any series or class of Shares by written notice to the Shareholders of such series, whether or not such Shareholders have voted (or are proposed to vote) with respect to a merger, reorganization, sale of assets, or similar transaction involving such series or class of Shares.

11.2 Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 of the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place within or outside The Commonwealth of Massachusetts designated by the Trustees. Written notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder (or its agent). Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. If and to the extent required by the 1940 Act, a meeting for the purpose of considering the removal of a person serving as Trustee shall be called by the Trustees if requested in writing to do so by the holders (which for the purposes of this provision and only this provision shall be the persons having a voting interest in the Shares of the Trust) of not less than 10% of the outstanding Shares of the Trust.

11.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law, or the Declaration of Trust or these Bylaws, 30% of the Shares entitled to vote shall constitute a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any series or class of Shares shall vote as a series or class, then 30% (unless a larger quorum is required as specified above) of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class, as the case may be. Any lesser number shall be sufficient for adjournments. Any adjourned meeting or meetings may be held, within a reasonable time after the date set for the original meeting, without further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders’ meeting shall decide any question and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any series or class of Shares shall vote as a series or class, then a plurality of the quorum of Shares of that series or class necessary for the transaction of business by that series or class at a Shareholders’ meeting shall decide that matter insofar as that series or class is concerned.

11.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any series or class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

11.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

11.6 Proxy Instructions Transmitted by Telephonic or Electronic Means. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

ARTICLE 12

Amendment to the Bylaws

12.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority of Trustees.